UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2020

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of 5:01 p.m. on May 1, 2020, United Bankshares, Inc. (“United”) completed its acquisition of Carolina Financial Corporation (“Carolina Financial”). Carolina Financial was merged with and into United (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated November 17, 2019, by and between United and Carolina Financial (the “Agreement”). The Merger was accounted for under the acquisition method of accounting.

Under the terms of the Agreement, each outstanding share of common stock of Carolina Financial was converted into the right to receive 1.13 shares of United common stock, par value $2.50 per share.

Also pursuant to the Agreement, as of the effective time of the Merger, each outstanding Carolina Financial stock option, whether vested or unvested as of the date of the Merger, at such option holder’s election, (i) vested and converted into an option to acquire United common stock adjusted based on the 1.13 exchange ratio, or (ii) was entitled to receive cash consideration equal to the difference between (a) the option’s exercise price and (b) $28.99, representing the volume weighted average trading price of the Carolina Financial common stock on NASDAQ for the twenty full trading days ending on the second trading day immediately preceding the closing date (the “CFC Closing Price”) multiplied by the number of shares of Carolina Financial common stock subject to such stock option. Also, at the effective time of the Merger, each restricted stock grant, restricted stock unit grant or any other award of a share of Carolina Financial common stock subject to vesting, repurchase or other lapse restriction under a Carolina Financial stock plan (other than a stock option) (each, a “Stock Award”) that was outstanding immediately prior to the effective time of the Merger, vested in accordance with the terms of the Carolina Financial stock plan and at the election of the holder (i) converted into the right to receive shares of United common stock based on the 1.13 exchange ratio or (ii) converted into cash in an amount equal to the CFC Closing Price multiplied by the shares of Carolina Financial common stock subject to the Stock Award.

Immediately following the Merger, CresCom Bank, a wholly-owned subsidiary of Carolina Financial, merged with and into United Bank, a wholly-owned subsidiary of United (the “Bank Merger”) pursuant to an Agreement and Plan of Merger dated December 18, 2019 (the “Bank Plan of Merger”). United Bank survived the Bank Merger and continues to exist as a Virginia banking corporation.

There were no material relationships, other than in respect of the Merger, between Carolina Financial and United, its directors or officers or any of its affiliates.

The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, which is included as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant .

In connection with the Merger, and pursuant to supplemental indentures dated May 1, 2020, United assumed all of Carolina Financial’s obligations with respect to its outstanding trust preferred securities consisting of: (i) $5,155,000 of Floating Rate Junior Subordinated Debentures due December 31, 2032, with respect to which Wilmington Trust Company serves as Trustee; (ii) $10,310,000 of Junior Subordinated Debt Securities due January 7, 2034, with respect to which Wells Fargo Bank,

National Association serves as Trustee serves as Trustee; (iii) $6,816,000 of Floating Rate Junior Subordinated Deferrable Interest Notes due October 18, 2034, with respect to which Deutsche Bank Trust Company Americas serves as Trustee; (iv) $5,155,000 of Floating Rate Junior Subordinated Deferrable Interest Notes due January 30, 2037, with respect to which Wilmington Trust Company serves as Trustee; and (v) $10,310,000 of Floating Rate Unsecured Junior Subordinated Deferrable Interest Notes due September 26, 2033, with respect to which The Bank of New York Mellon, Trust Company, N.A. serves as Trustee. United also assumed $10,000,00 in aggregate principal amount of 6.900% fixed-to-floating rate subordinated notes due 2026 that were originally issued by Carolina Trust Bancshares, Inc. and assumed by Carolina Financial in its acquisition of Carolina Trust Bancshares, Inc. effective December 31, 2019.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On February 24, 2020, the Board of Directors of United approved a prospective increase in the size of the Board to eleven (11) members, with such increase being contingent upon, and to be effective concurrent with, completion of the Merger. Pursuant to the terms of the Agreement, the Board also approved on a prospective basis the appointment of Jerold L. Rexroad as a director of United to fill the vacancy created by that action. Mr. Rexroad’s appointment was contingent on, and to be effective concurrent with, completion of the Merger.

As discussed in more detail in Item 2.01 above, the Merger was effective as of 5:01 p.m. on May 1, 2020 and Mr. Rexroad became a director of United at that time. Other than as provided for in the Agreement, there are no arrangements or understandings between Mr. Rexroad and any other person pursuant to which Mr. Rexroad was appointed as a director.

Mr. Rexroad will receive compensation for his service on the Board of Directors in accordance with United’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors is included under the heading “Director Compensation” in United’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 30, 2020.

Each of the former directors of Carolina Financial, including Mr. Rexroad, also executed a voting and support agreement with United pursuant to which, among other things, such director generally agreed to vote all of his shares of Carolina Financial common stock in favor of the Merger and not to sell or transfer his shares of Carolina Financial common stock prior to consummation of the Merger.

Mr. Rexroad has no family relationships with any of United’s directors or executive officers. As disclosed in more detail in the prospectus and joint proxy statement relating to the Merger, United assumed obligations under Mr. Rexroad’s employment agreement with Carolina Financial to pay a severance amount of approximately $2.7 million with respect to Carolina Financial’s termination of Mr. Rexroad’s employment immediately prior to the Merger. Mr. Rexroad is also entitled to the pro-rata portion of his 2020 annual bonus under the Carolina Financial 2020 Management Incentive Plan, which will be paid within 30 days of the data system conversion of Carolina Financial’s bank subsidiary. Such conversion is currently expected to occur in July 2020, which would result in a minimum 2020 bonus for Mr. Rexroad in the amount of $201,880. Other than the severance payment and the 2020 bonus, since the beginning of the last fiscal year there have been no related party transactions between United and Mr. Rexroad that would be reportable under Item 404(a) of Regulation S-K.

Mr. Rexroad has not yet been appointed to any committees of United’s Board of Directors.

Item 7.01	Regulation FD Disclosure

On May 1, 2020, United issued a press release announcing that it had completed its acquisition of Carolina Financial. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with general instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited consolidated financial statements of Carolina Financial Corporation as of December 31, 2019 and for the fiscal year ended December 31, 2019 are incorporated by reference in this Item 9.01(a) through Exhibit 99.2. The consent of Carolina Financial Corporation’s independent registered public accounting firm is attached hereto as Exhibit 23.1.

(b)	Pro forma financial information.

Pro forma financial information will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.

(c)	None.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1

Agreement and Plan of Merger, dated November 17, 2019, by and between United Bankshares, Inc. and Carolina Financial Corporation (incorporated into this filing by reference to Exhibit 2.1 to the Form 8-K dated November 17, 2019 and filed November 18, 2019 for United Bankshares, Inc., File No. 002-86947) †

23.1	Consent of Elliott Davis, LLC

99.1	Press Release, dated May 1, 2020, issued by United Bankshares, Inc.

99.2

Audited financial statements for Carolina Financial Corporation as of and for the fiscal year ended December 31, 2019 (incorporated by reference to Carolina Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-10897), filed with the SEC on March 2, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 1, 2020	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer